
                                                                    EXHIBIT 10.1

================================================================================

                                 $1,500,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                              VISTEON CORPORATION,

                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                       CREDIT SUISSE SECURITIES (USA) LLC

                    and SUMITOMO MITSUI BANKING CORPORATION,

                           as Co-Documentation Agents,

                               CITICORP USA, INC.,

                              as Syndication Agent,

                                       and

                           JPMORGAN CHASE BANK, N.A.,

                             as Administrative Agent

                           Dated as of April 10, 2007

================================================================================

                         J.P. MORGAN SECURITIES INC. and
                         CITIGROUP GLOBAL MARKETS INC.,
                  as Joint Lead Arrangers and Joint Bookrunners

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                                TABLE OF CONTENTS

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SECTION 1.            DEFINITIONS                                                                                          1

         1.1     Defined Terms...................................................................................          1
         1.2     Other Definitional Provisions...................................................................         22

SECTION 2.            AMOUNT AND TERMS OF COMMITMENTS                                                                     23

         2.1     Term Commitments................................................................................         23
         2.2     Reserved........................................................................................         23
         2.3     Repayment of Term Loans.........................................................................         23
         2.4     Optional Prepayments............................................................................         23
         2.5     Mandatory Prepayments...........................................................................         24
         2.6     Conversion and Continuation Options.............................................................         25
         2.7     Limitations on Eurodollar Tranches..............................................................         25
         2.8     Interest Rates and Payment Dates................................................................         25
         2.9     Computation of Interest and Fees................................................................         26
         2.10    Inability to Determine Interest Rate............................................................         26
         2.11    Pro Rata Treatment and Payments.................................................................         27
         2.12    Requirements of Law.............................................................................         28
         2.13    Taxes...........................................................................................         29
         2.14    Indemnity.......................................................................................         30
         2.15    Change of Lending Office........................................................................         31
         2.16    Replacement of Lenders..........................................................................         31
         2.17    Incremental Term Loans..........................................................................         31

SECTION 3.            REPRESENTATIONS AND WARRANTIES                                                                      32

         3.1     Financial Condition.............................................................................         32
         3.2     No Change.......................................................................................         33
         3.3     Existence; Compliance with Law..................................................................         33
         3.4     Power; Authorization; Enforceable Obligations...................................................         33
         3.5     No Legal Bar....................................................................................         33
         3.6     Litigation......................................................................................         34
         3.7     No Default......................................................................................         34
         3.8     Ownership of Property; Liens....................................................................         34
         3.9     Intellectual Property...........................................................................         34
         3.10    Taxes...........................................................................................         34
         3.11    Federal Regulations.............................................................................         34
         3.12    Labor Matters...................................................................................         35
         3.13    ERISA...........................................................................................         35
         3.14    Investment Company Act; Other Regulations.......................................................         35
         3.15    Subsidiaries....................................................................................         35
         3.16    Use of Proceeds.................................................................................         35
         3.17    Environmental Matters...........................................................................         35
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
         3.18    Accuracy of Information, etc....................................................................         36
         3.19    Security Documents..............................................................................         37

SECTION 4.            CONDITIONS PRECEDENT                                                                                37

SECTION 5.            AFFIRMATIVE COVENANTS                                                                               37

         5.1     Financial Statements............................................................................         38
         5.2     Certificates; Other Information.................................................................         38
         5.3     Payment of Obligations..........................................................................         39
         5.4     Maintenance of Existence; Compliance............................................................         39
         5.5     Maintenance of Property; Insurance..............................................................         40
         5.6     Inspection of Property; Books and Records; Discussions..........................................         40
         5.7     Notices.........................................................................................         40
         5.8     Environmental Laws..............................................................................         40
         5.9     Additional Collateral, etc......................................................................         41
         5.10    Stock of First-Tier Foreign Subsidiaries........................................................         43
         5.11    Post-Closing Matters............................................................................         43

SECTION 6.            NEGATIVE COVENANTS                                                                                  43

         6.1     Indebtedness....................................................................................         43
         6.2     Liens...........................................................................................         46
         6.3     Fundamental Changes.............................................................................         49
         6.4     Disposition of Property.........................................................................         50
         6.5     Restricted Payments.............................................................................         51
         6.6     Capital Expenditures............................................................................         52
         6.7     Investments.....................................................................................         53
         6.8     Optional Payments and Modifications of Certain Debt Instruments; Modifications of
                        Organizational Documents.................................................................         55
         6.9     Transactions with Affiliates....................................................................         56
         6.10    Swap Agreements.................................................................................         56
         6.11    Changes in Fiscal Periods.......................................................................         56
         6.12    Negative Pledge Clauses.........................................................................         56
         6.13    Clauses Restricting Subsidiary Distributions....................................................         57
         6.14    Lines of Business...............................................................................         57
         6.15    Business of VIHI and Foreign Stock Holding Companies............................................         57
         6.16    Indebtedness Under CNTA Exception...............................................................         57
         6.17    Liabilities of Oasis Holdings Statutory Trust...................................................         58
         6.18    Business of Securitization Subsidiary...........................................................         58

SECTION 7.            EVENTS OF DEFAULT                                                                                   58

SECTION 8.            THE AGENTS                                                                                          60

         8.1     Appointment.....................................................................................         60
         8.2     Delegation of Duties............................................................................         61
         8.3     Exculpatory Provisions..........................................................................         61
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

         8.4     Reliance by Administrative Agent................................................................         61
         8.5     Notice of Default...............................................................................         61
         8.6     Non-Reliance on Agents and Other Lenders........................................................         62
         8.7     Indemnification.................................................................................         62
         8.8     Agent in Its Individual Capacity................................................................         62
         8.9     Successor Administrative Agent..................................................................         62
         8.10    Documentation Agent and Syndication Agent.......................................................         63

SECTION 9.            MISCELLANEOUS                                                                                       63

         9.1     Amendments and Waivers..........................................................................         63
         9.2     Notices.........................................................................................         64
         9.3     No Waiver; Cumulative Remedies..................................................................         65
         9.4     Survival of Representations and Warranties......................................................         65
         9.5     Payment of Expenses and Taxes...................................................................         65
         9.6     Successors and Assigns; Participations and Assignments..........................................         66
         9.7     Adjustments; Set-off............................................................................         69
         9.8     Counterparts....................................................................................         69
         9.9     Severability....................................................................................         69
         9.10    Integration.....................................................................................         70
         9.11    GOVERNING LAW...................................................................................         70
         9.12    Submission To Jurisdiction; Waivers.............................................................         70
         9.13    Acknowledgements................................................................................         70
         9.14    Releases of Guarantees and Liens................................................................         71
         9.15    Confidentiality.................................................................................         71
         9.16    Intercreditor Agreement.........................................................................         72
         9.17    WAIVERS OF JURY TRIAL...........................................................................         72

      AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 10, 2007 (this "Agreement"), among Visteon Corporation, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), Credit Suisse Securities
(USA) LLC and Sumitomo Mitsui Banking Corporation, as co-documentation agents (in such capacities, the "Co-Documentation Agent"), Citicorp USA, Inc., as syndication agent (in such capacity, the "Syndication Agent"), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrower obtained a term loan facility pursuant to the Credit Agreement dated as of June 13, 2006 as amended on November 27, 2006 (as amended prior to the Restatement Effective Date, the "Existing Credit Agreement") in an aggregate amount of $800,000,000 to refinance certain of its existing indebtedness, for working capital and for general corporate purposes;

      WHEREAS, the Borrower obtained an initial incremental term loan facility in an aggregate amount of $200,000,000 (together with the $800,000,000 obtained by the Borrower on the Closing Date, the "Existing Term Loan Facility") pursuant to an incremental term loan amendment (the "Initial Incremental Term Loan Amendment") dated as of November 27, 2006 (the "Initial Incremental Closing Date"); and

      WHEREAS, the Borrower and the Lenders have agreed to amend and restate the Existing Credit Agreement in the manner provided herein pursuant to the Agreement to Amend and Restate dated as of April [__], 2007 (the "Agreement to Amend and Restate"), among the Borrower, the Required Lenders, the Additional Lenders (as defined below) and the Administrative Agent, which, among other things, provides for an additional term loan facility (the "Additional Term Loan Facility" and collectively with the Existing Term Loan Facility, the "Facility") in an amount equal to $500,000,000;

      WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                             SECTION 1 DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

      "ABL Financing": the asset based revolving credit facility dated as of August 14, 2006 among the Borrower, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, as amended.

      "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

      "Acquired Non-Core Assets": any assets acquired in a Permitted Acquisition and designated as "non-core assets" by notice from the Borrower to the Administrative Agent within 30 days after the consummation thereof so long as such assets do not constitute more than 25% of the assets acquired in any such Permitted Acquisition.

      "Acquisition": with respect to any Person, (a) the acquisition by such Person of the Capital Stock of any other Person resulting in such other Person becoming a Subsidiary of such Person, (b) the acquisition by such Person of all or substantially all of the assets of any other Person, or (c) any merger or consolidation of a Subsidiary of such Person with any other Person so long as the surviving entity of such merger or consolidation is a Subsidiary of such Person.

      "Additional Term Loans": the term loans made on the Restatement Effective Date pursuant to Section 2 of the Agreement to Amend and Restate.

      "Additional Term Commitment": as defined in the Agreement to Amend and Restate.

      "Additional Term Facility": as defined in the recitals to this Agreement.

      "Adjusted EBITDA": at any date of determination, an amount equal to (a) Consolidated EBITDA for the period from the first day of the first full quarter after the Closing Date to the last day of the most recent quarter ending prior to such date of determination for which financial statements have been delivered (treated as one accounting period) minus (b) the sum of (i) Capital Expenditures for such period and (ii) the cash interest expense of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

      "Administrative Agent": JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and replacements appointed in accordance with Section 8.9.

      "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

      "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) the aggregate then unpaid principal amount of such Lender's Term Loans and (b) if applicable, until the Restatement Effective Date, the aggregate amount of such Lender's Commitments in respect of the Additional Term Facility at such time.

      "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

      "Agreement": as defined in the preamble hereto.

      "Agreement to Amend and Restate": as defined in the recitals to this Agreement.

      "Applicable Margin": in the case of ABR Loans, 2.00% and, in the case of Eurodollar Loans, 3.00%.

      "Approved Fund": as defined in Section 9.6(b).

      "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by Section
6.4 other than pursuant to paragraphs (e), (j), (k), (l), (m) and (s) thereof) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,500,000.

      "Asset Sale Proceeds Deferred Amount": with respect to any Asset Sale Proceeds Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to
Section 2.5(b) as a result of the delivery of a Note Repurchase Notice and/or a Reinvestment Notice, as the case may be.

      "Asset Sale Proceeds Event": (a) any Asset Sale permitted under Section 6.4(j), 6.4(k) or 6.4(l) in respect of which the Borrower has delivered a Note Repurchase Notice and (b) any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

      "Asset Sale Proceeds Prepayment Amount": with respect to any Asset Sale Proceeds Event, the Asset Sale Proceeds Deferred Amount relating thereto less any amount expended prior to the relevant Asset Sale Proceeds Prepayment Date
(a) in the case of an Asset Sale Proceeds Event for which a Reinvestment Notice has been delivered, to finance a Permitted Acquisition or to acquire or repair assets useful in its business or to (other than, except in the case of a Recovery Event relating thereto, the acquisition of inventory and other current assets in the ordinary course of business) and/or (b) in the case of an Asset Sale Proceeds Event for which a Note Repurchase Notice has been delivered, to repurchase or redeem the 2010 Notes (or, to the extent the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes).

      "Asset Sale Proceeds Prepayment Date": (a) with respect to any Asset Sale Proceeds Event for which a Reinvestment Notice has been delivered, the earlier of (i) the date occurring twelve months after such Asset Sale Proceeds Event and
(ii) the date on which the Borrower shall have notified the Administrative Agent in writing of its determination not to finance a Permitted Acquisition or to acquire or repair assets useful in the business of the Borrower or its Subsidiaries (other than, except in the case of a Recovery Event relating thereto, the acquisition of inventory and other current assets in the ordinary course of business) with all or any portion of the relevant Asset Sale Proceeds Deferred Amount and (b) with respect to any Asset Sale Proceeds Event for which a Note Repurchase Notice has been delivered, the earlier of (i) the date occurring six months after such Asset Sale Proceeds Event and (ii) the date on which the Borrower shall have determined not to repurchase or redeem the 2010 Notes (or, to the extent the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes) with all or a portion of the relevant Asset Sale Proceeds Deferred Amount.

      "Assignee": as defined in Section 9.6(b).

      "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

      "Benefitted Lender": as defined in Section 9.7(a).

      "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

      "Borrower": as defined in the preamble hereto.

      "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

      "Business": as defined in Section 3.17(b).

      "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.

      "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. Notwithstanding the foregoing, Capital Expenditures shall not include, without duplication: (a) the consideration for any Permitted Acquisition or Investments (other than Investments pursuant to Section 6.7(x)); (b) capital expenditures recorded as result of the consummation of any sale-leaseback transaction permitted hereunder; (c) capital expenditures financed with the net cash proceeds of any issuance of Capital Stock by the Borrower after the Closing Date; (d) capital expenditures in respect of the purchase price of equipment to the extent the consideration therefor consists of any combination of (i) equipment traded in at the time of such purchase pursuant to a Disposition permitted under Section 6.4(a) and (ii) the proceeds of a concurrent Disposition pursuant to Section 6.4(a) of equipment, in each case, in the ordinary course of business; (e) capital expenditures funded with any Asset Sale Proceeds Deferred Amount; (f) interest capitalized in respect of capital expenditures and (g) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Group Member) and for which no Group Member has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period), provided that the amount of capital expenditures excluded pursuant to this clause (g) shall not exceed $50,000,000 for all periods.

      "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

      "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition or, with respect to any Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary transacts business, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000, and, with respect to any Foreign Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of another country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent); (c) commercial paper of an issuer rated at least A-1 (or the equivalent thereof) by Standard & Poor's Ratings Services ("S&P") or P-1 (or the equivalent thereof) by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) deposits available for withdrawal on demand with commercial banks organized in the Untied States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent), (h) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

      "Change of Control": (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding common stock of the Borrower, or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors.

      "Closing Date": June 13, 2006.

      "CNTA Exception": the exception set forth in Section 3.06 of the Existing Indenture providing that the Borrower and certain of its Domestic Subsidiaries may issue or assume certain Debt (as defined in the Existing Indenture) and Attributable Debt (as defined in the Existing Indenture) which is secured by a Mortgage (as defined in the Existing Indenture) on certain assets of the Borrower and certain of its Domestic Subsidiaries without requiring the Securities (as defined in the Existing Indenture) to be equally and ratably secured so long as such Debt and Attributable Debt does not exceed 15% of Consolidated Net Tangible Assets as reflected in the audited consolidated financial statements for the most recently completed fiscal year prior to the date such secured Debt or Attributable Debt is issued or assumed.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

      "Commitment": as to any Lender, the sum of the Term Commitments of such Lender.

      "Commitment Quarter": each of the respective three-month periods during the term of this Agreement ending on September 30, December 31, March 31 and June 30.

      "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

      "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

      "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.14 or 9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

      "Confidential Information Memorandum": the Confidential Information Memorandum dated May 2006 and furnished to certain Lenders.

      "Consolidated EBIT": for any period, as to any person, the consolidated net income (or loss) of such Person for such period determined in accordance with GAAP, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income, withholding, franchise and similar tax expense and (b) interest expense.

      "Consolidated EBITDA": means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income, withholding, franchise and similar tax expense, (b) interest expense,
(c) amortization or write-off of debt discount or deferred financing costs and debt issuance costs and commissions, discounts and other fees, costs, expenses and charges associated with Indebtedness (including the Loans) and letters of credit, (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (f) any Permitted Non-Recurring Expenses or Losses, (g) charges subject to Pending Reimbursements from Ford which have not yet been reimbursed prior to the end of such period, (h) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, (i) with respect to any discontinued operation, any loss resulting therefrom, (j) any one-time non-cash expenses or losses resulting from the closing of the Outsourcing Initiative, (k) non-recurring fees, costs and expenses associated with the transactions contemplated by this Agreement, including the amendment to the Existing Second Amended and Restated Credit Agreement and incurrence of the Term Loans, the ABL Financing and the European Financing so long as such fees, costs and expenses are paid on or prior to September 30, 2006, (l) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition or other Investment, (m) any extraordinary charges in accordance with GAAP, (n) any unusual or non-recurring non-cash charges (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and non-cash asset impairment charges but excluding non-cash charges incurred in the ordinary course of business that represent an accrual of, or reserve, for cash charges in a future period) and (o) cash restructuring charges related to Dispositions permitted under Sections 6.4(j) through (m), including, without limitation, those related to plant closures, severance costs and OPEB liabilities; provided that the aggregate amount of all such cash restructuring charges added pursuant to this clause (o) shall not exceed $75,000,000; and provided further that the aggregate amount of all such charges added during the first four quarters following the Closing Date shall not exceed $37,500,000 and the aggregate amount of all such charges during each subsequent four quarter period thereafter shall not exceed 50% of the amount equal to $75,000,000 less all such charges added pursuant to this clause (o) during the prior periods, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any unusual or non-recurring non-cash income or gains, (ii) with respect to any discontinued operation, any gain resulting therefrom, (iii) any one-time income or gains from the closing of the Outsourcing Initiative and (iv) any cash payments made during such period in respect of items described in clause (n) above, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA during any four quarter period in which a Material Acquisition or a Material Disposition has occurred (each, a "Reference Period"), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. The pro forma calculations pursuant to the immediately preceding sentence shall be made in accordance with Regulation S-X under the Securities Act of 1933, as amended, and may include pro forma adjustments in respect of cost savings (x) made in compliance with such Regulation S-X or (y) otherwise acceptable to the Administrative Agent in its discretion (but not exceeding, in the case of this clause (y), 10% of the Consolidated EBITDA attributable to the relevant Material Acquisition).

      "Consolidated EBITDA Disposition Percentage": with respect to any Disposition, the percentage of Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered attributable to the property to be Disposed of in such Disposition.

      "Consolidated Leverage Ratio": as of the end of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters ending as of such date.

      "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, provided that Consolidated Net Income for any such period shall exclude, without duplication, (i) the cumulative effect of a change in accounting principles during such period, (ii) the income or loss of any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders (which has not been legally waived), (iii) the income or loss of any Person (other than a Subsidiary) in which the Borrower and its Subsidiaries have an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or one of its Subsidiaries by such Person during such period, and (iv) except as contemplated in the definition of Consolidated EBITDA, the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries. There shall be excluded in determining Consolidated Net Income unrealized losses or gains in respect of Swap Agreements and other embedded derivatives or similar contracts that require the same accounting treatment as Swap Agreements.

      "Consolidated Net Tangible Assets": as calculated in accordance with GAAP, as of the date of determination, all amounts that would be set forth under the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries less (i) all current liabilities and (ii) goodwill, trade names, patents, unamortized debt discount, organization expenses and other like intangibles of the Borrower and its consolidated Subsidiaries.

      "Consolidated Total Debt": as of any date and without duplication, the aggregate principal amount of all Debt of the Company and its Subsidiaries on a consolidated basis.

      "Continuing Directors": the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by the committee of the board of directors designated to make such recommendations; provided that such committee has been appointed by 51% of the then Continuing Directors.

      "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Core Assets": assets used to manufacture or produce goods for sale in climate control, interiors and electronics (including lighting) lines of business.

      "Debt": as of any date, as to any Person, the sum of, without duplication
(a) the amount outstanding on such date under notes, bonds, debentures, commercial paper, or other similar evidences of indebtedness for money borrowed of such Person and (b) all other amounts that would appear as debt on a consolidated balance sheet of such Person and its Subsidiaries as of such date in accordance with GAAP (excluding items which appear in the footnotes only).

      "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

      "Designated Foreign Assets": at any date of determination, an amount equal to the sum of (a) 85% of the accounts receivable reflected in accordance with GAAP on the consolidated balance sheet of the Borrower as of the most recent date for which financial statements have been delivered which are attributable to Foreign Subsidiaries (other than Halla Climate Control Corporation and its Subsidiaries) and (b) 65% of the inventory reflected on such balance sheet in accordance with GAAP which are attributable to such Foreign Subsidiaries.

      "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

      "Documentation Agent": as defined in the preamble hereto.

      "Dollars" and "$": dollars in lawful currency of the United States.

      "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

      "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules having the force and effect of law, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

      "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

      "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

      "Eurodollar Tranche": the collective reference to Eurodollar Loans under the Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

      "European Financing": the financing of Receivables and any Related Security (it being understood that Standard Securitization Undertakings shall be permitted in connection with such financing) entered into by certain Foreign Subsidiaries organized under the laws of one or more jurisdictions in Europe and the Securitization Subsidiary and with respect to Portuguese Receivables, Bermuda, pursuant to documentation dated as of August 14, 2006 and November 13, 2006, in each case, as amended.

      "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

      "Excepted Secured Debt Amount": on any date, an amount equal to 15% of Consolidated Net Tangible Assets, determined based on the most recent audited consolidated financial statements of the Borrower available to the Administrative Agent.

      "Excluded Entities": Atlantic Automotive Components, LLC, GCM/Visteon Automotive Systems, LLC, GCM/Visteon Automotive Leasing, LLC, AutoNeural Systems, LLC and MIG-Visteon Automotive Systems, LLC, any other Subsidiary created after the Closing Date in connection with the establishment of a Joint Venture with any Person (other than a Group Member) which Subsidiary is not, and was never, a Wholly Owned Subsidiary and the TMD Entities.

      "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of more than 65% of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower or its Subsidiaries.

      "Existing Credit Agreement": as defined in the recitals to this Agreement.

      "Existing Term Loan Facility": as defined in the recitals to this Agreement.

      "Existing Indenture": the Amended and Restated Indenture between the Borrower and J.P. Morgan Trust Company, National Association, dated as of March 10, 2004, as in effect as of the Closing Date.

      "Facility": each of Term Commitments and the Term Loans made thereunder.

      "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Ford": Ford Motor Company.

      "Ford Documentation": the definitive documentation executed in connection with the Ford Transactions.

      "Ford Transactions": the collective reference to (i) the transfer of the properties contemplated by the Ford Documentation and certain associated assets from the Borrower to one or more separate entities that were acquired by Ford,
(ii) the termination of the leasing arrangements for approximately 17,400 Ford-UAW employees, (iii) the relief by Ford of the Borrower's liability, including approximately $1,500,000,000 of previously deferred gains related to Ford-UAW post-retirement health care and life insurance benefit obligations, for former assigned employees and retirees and certain salaried retirees in an aggregate amount of approximately $2,000,000,000, (iv) the transfer of all assets in the Borrower's UAW Voluntary Employee Beneficiary Association to the Ford-UAW Voluntary Employee Beneficiary Association, (v) the reimbursement by Ford of up to $550,000,000 of additional restructuring actions by the Borrower,
(vi) the payment by Ford of certain transferred inventory based on net book value at the time of the closing of the Ford Transactions, (vii) the loan by Ford to the Borrower in an amount of up to $250,000,000 (it being understood that such loan was terminated on September 30, 2005) and (viii) the issuance by the Borrower to Ford of warrants to purchase 25,000,000 shares of the Borrower's common stock at an exercise price of $6.90 per share and (ix) any other transactions described in the Ford Documentation.

      "Foreign Debt Base Amount": as of any date of determination, an amount equal to the sum of (a) 85% of the accounts receivable reflected on the consolidated balance sheet of the Borrower as of March 31, 2006 in accordance with GAAP which are attributable to Foreign Subsidiaries (other than Halla Climate Control Corporation and its Subsidiaries) and (b) 65% of inventory reflected on such balance sheet in accordance with GAAP which are attributable to such Foreign Subsidiaries.

      "Foreign Stock Holding Company": any Domestic Subsidiary or any Foreign Subsidiary (provided that such Foreign Subsidiary shall be considered a Domestic Subsidiary for purposes of the Guarantee and Collateral Agreement and Sections
5.9 and 5.10 of this Agreement) of the Borrower created or acquired to hold the Capital Stock of first-tier Foreign Subsidiaries. It is understood and agreed that each such Subsidiary shall be a passive holding company (with the only assets of such Subsidiary being the Capital Stock of first-tier Foreign Subsidiaries) and each such Subsidiary shall be subject to the requirements of
Section 6.16. It is further understood and agreed that Foreign Stock Holding Companies shall not be Excluded Foreign Subsidiaries for purposes of this Agreement.

      "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

      "Funding Office": the office of the Administrative Agent specified in
Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

      "GAAP": generally accepted accounting principles in the United States as in effect from time to time.

      "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

      "Group Members": the collective reference to the Borrower and its Subsidiaries.

      "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement executed and delivered by the Borrower and each Subsidiary Guarantor on the Closing Date, as amended, substantially in the form of Exhibit A.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities, in each case in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

      "Guarantors": each Domestic Subsidiary of the Borrower other than (a) any of the Excluded Entities, (b) Oasis Holdings Statutory Trust and (c) the Securitization Subsidiary.

      "Immaterial Subsidiary": a Subsidiary other than a Material Subsidiary.

      "Incremental Lender: as defined in Section 2.17.

      "Incremental Term Loan": as defined in Section 2.17.

      "Incremental Term Loan Amendment": as defined in Section 2.17.

      "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses, in each case in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through
(g) above, (i) all obligations of the kind referred to in clauses (a) through
(h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and
(j) for the purposes of Section 7(e) only, the Termination Value in respect of Swap Agreements of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (i) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. To the extent not otherwise included, Indebtedness shall include an amount equal to the aggregate net outstanding amount theretofore paid by lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by the receivables subject to such Permitted Receivables Financing, as reduced from time to time by collections received by such lenders or purchasers or any discharge of the obligation to repay or repurchase such receivables.

      "Initial Incremental Closing Date": as defined in the recitals to this Agreement.

      "Initial Incremental Term Loan Amendment": as defined in the recitals to this Agreement.

      "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of Insolvency.

      "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

      "Intercreditor Agreement": the Intercreditor Agreement dated as of June 13, 2006 among, the Borrower, each Guarantor, the Administrative Agent and the administrative agent under the Existing Amended and Restated Credit Agreement dated as of January 9, 2006 and any other Persons from time to time parties thereto, as amended.

      "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six (or, if available to all Lenders under the Facility, nine or twelve) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six (or, if available to all Lenders under the Facility, nine or twelve) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) the Borrower may not select an Interest Period under the Facility that would extend beyond the date final payment is due on the Term Loans; and

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Investments": as defined in Section 6.7.

            "Joint Lead Arrangers": J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

            "Joint Venture": any Person a portion (but not all) of the Capital Stock of which is owned by a Group Member but which is not a Wholly Owned Subsidiary and which is engaged in a business which is similar to or complementary with the business of the Group Member as permitted under Section
6.14 of this Agreement.

            "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

            "Lien": any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Security Documents, the Intercreditor Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

      "Loan Parties": each Group Member that is a party to a Loan Document.

      "Material Acquisition": any one or more related acquisitions of any business entity or entities, or of any operating unit or units of any business entity or entities, that become consolidated with the Borrower in accordance with GAAP and that involve the payment of consideration (including, without limitation, the assumption of debt) by the Borrower and its Subsidiaries in excess of $25,000,000 in the aggregate during any Commitment Quarter.

      "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

      "Material Disposition": any one or more related dispositions by the Borrower or a Subsidiary of any business entity or entities, or of any operating unit or units of the Borrower or a Subsidiary, that become unconsolidated with the Borrower in accordance with GAAP and that involve the receipt of consideration by the Borrower and its Subsidiaries in excess of $25,000,000 in the aggregate during any Commitment Quarter; provided that the dispositions made in connection with the Ford Transactions shall not be considered Material Dispositions.

      "Material Group Members": all Group Members other than Immaterial Subsidiaries.

      "Material Subsidiary": any Subsidiary of the Borrower with revenues of more than 10% of the consolidated revenues of the Borrower and its Subsidiaries and Consolidated EBIT of more than 0 as of the last fiscal year for which financial statements have been delivered to the Administrative Agent under
Section 5.1(a).

      "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Maturity Date": (a) with respect to the Original Term Loans, the seventh anniversary of the Closing Date and (b) with respect to the Additional Term Loans, December 13, 2013.

      "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

      "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

      "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

      "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a

Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), pension or OPEB liabilities paid or reserved with respect to any such assets and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve established in accordance with GAAP with respect to liabilities associated with such Asset Sale (provided that "Net Cash Proceeds" shall include any such amounts received upon the reversal of any such reserve) and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

      "Non-Excluded Taxes": as defined in Section 2.13(a).

      "Non-Loan Party Intercompany Debt Basket": as defined in Section 6.7(h).

      "Non-Recourse Debt": all Indebtedness which, in accordance with GAAP, is not required to be recognized on a consolidated balance sheet of the Borrower as a liability.

      "Non-U.S. Lender": as defined in Section 2.13(d).

      "Note Repurchase Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower intends or expects to use all or a portion of the Net Cash Proceeds of an Asset Sale permitted under Sections 6.4(j), 6.4(k) or 6.4(l) to repurchase or redeem the 2010 Notes, or to the extent the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes.

      "Notes": the collective reference to any promissory note evidencing Loans.

      "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

      "Original Term Loans": the collective reference to the Term Loans made on the Closing Date and the Incremental Loans made pursuant to the Initial Incremental Term Loan Amendment.

      "Original Term Loan Commitment": (a) in the case of each Lender that was a Lender on the Closing Date and had a "Term Commitment" set forth opposite such Lender's name on Schedule 1.1A to the Existing Credit Agreement, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount of such Lender's "Term Commitment" as set forth on such Schedule, (b) in the case of each Lender that became a Lender on the Initial Incremental Closing Date and had a "Term Commitment" set forth opposite such Lender's name on Schedule I to the Initial Incremental Term Loan Amendment, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount of such Lender's "Term Commitment" as set forth on such Schedule and (c) in the case of any Lender that became a Lender under the Existing

Credit Agreement after the Closing Date or after the Initial Incremental Closing Date, as the case may be, the amount specified as such Lender's "Term Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the aggregate Term Commitments, in each case as such amount may have changed prior to the Restatement Effective Date.

      "Other Securitization Assets": with respect to any Receivable subject to a Permitted Receivables Financing, all collections relating to such Receivable and all lock-boxes and similar arrangements and collection accounts into which the proceeds of such Receivable or a Related Security with respect to such Receivable are collected or deposited, all rights of the Borrower or any Subsidiary in, to and under the related purchase and sale agreements, and all other rights and payments relating to such Receivable.

      "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outsourcing Initiative": collectively (a) any sale or transfer for fair market value (taking into account the terms and conditions of the purchase agreement described in clause (b) below) by the Borrower or any Subsidiary of Core Assets related to a particular line of business (or a portion thereof) to any Person; provided that the book value of such Core Assets shall not exceed $250,000,000, and (b) an agreement by the Borrower or any Subsidiary to purchase parts relating to such line of business (or a portion thereof) from such Person.

      "Participant": as defined in Section 9.6(c).

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

      "Pending Reimbursement": reimbursements for restructuring charges taken by the Borrower which are eligible for reimbursement by Ford pursuant to the Ford Documentation (with eligibility determined as of the date of delivery of the Compliance Certificate for the relevant period pursuant to Section 5.2(a)) but which have not yet been reimbursed by Ford as of the last day of the relevant period; provided that such Pending Reimbursements shall not exceed $200,000,000 in the aggregate for any period. The Compliance Certificate delivered in connection with the relevant financial statements shall include all information and calculations with respect to the Pending Reimbursements.

      "Permitted Acquisition": any Acquisition with respect to which each of the following conditions have been satisfied:

      (a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

      (b) Such Acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition and shall not have commenced any action which alleges that any such Acquisition will violate any Requirement of Law;

      (c) The consideration for such Acquisition shall consist exclusively of
(i) newly issued shares of Capital Stock of the Borrower, (ii) consideration permitted under Section 6.7(i) or (iii) the reinvestment of Net Cash Proceeds of Asset Sales to the extent permitted under Section 2.5; and

      (d) The Borrower shall, upon consummation of such Acquisition, be in compliance with the requirements of Section 5.9 with respect to the assets and Capital Stock acquired in such Acquisition.

      "Permitted Additional Debt": Permitted Debt that (a) issued by the Borrower that is not Guaranteed by any Person that is not a Loan Party and (b) has terms and conditions (other than interest rates, which shall be market rates for debt securities with comparable terms) that are customary for high-yield debt securities of the same type as such Permitted Debt.

      "Permitted Encumbrances": the liens permitted under Sections 6.2(a) through (e) of this Agreement.

      "Permitted Debt": Indebtedness for borrowed money in respect of debt securities issued in a capital markets transaction that is (a) unsecured, (b) matures no earlier than, and does not require any scheduled principal payments until after the Maturity Date and (c) does not include any mandatory redemption, sinking fund or similar provisions (including the rights on the part of any holder to require the redemption or repurchase of any such Indebtedness or to convert any such Indebtedness), in each case that could require any payment of or on account of principal in respect thereof until after the Maturity Date, other than pursuant to change of control or asset sale provisions customary for high-yield debt securities of the same type as such Indebtedness.

      "Permitted Non-Recurring Expenses or Losses": non-recurring non-cash expenses or losses and non-recurring cash expenses or losses relating to the Ford Transactions and identified prior to the Closing Date in an amount not to exceed $350,000,000 in the aggregate.

      "Permitted Receivables Financing": at any date of determination, the aggregate amount of (i) any Non-Recourse Debt outstanding on such date relating to the sale or financing of Receivables and any Related Security or (ii) other sales (in connection with financings of) and financings of Receivables and any Related Security of the Borrower or any of its Subsidiaries (it being understood that Standard Securitization Undertakings shall be permitted in connection with such financings).

      "Permitted Restructuring Transaction": the sale, contribution or other transfer by the Borrower or any Subsidiary (the "Assignor") of its ownership interest in a newly created Domestic Subsidiary (created for the purpose of holding intercompany loans or other receivables from Foreign Subsidiaries and which engages in no other business or activities) or a Foreign Subsidiary to another Foreign Subsidiary (which transferee Foreign Subsidiary may have dual incorporation in the United States and a foreign jurisdiction (it being understood that any such entity shall not be a Domestic Subsidiary for purposes of this Agreement and shall be treated as a Foreign Subsidiary for all purposes) of the Borrower (the "Acquiring Subsidiary") for cash or non-cash consideration with any cash consideration to be paid by the Acquiring Subsidiary from (i) an intercompany loan from the Borrower or another Subsidiary to the Acquiring Subsidiary otherwise permitted hereunder or (ii) cash or Cash Equivalents of the Acquiring Subsidiary (not representing proceeds described in clause (i) above).

      "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prepayment Amount": as defined in Section 2.5(e)).

      "Pro Forma Balance Sheet": as defined in Section 3.1(a).

      "Projections": as defined in Section 5.2(c).

      "Properties": as defined in Section 3.17(a).

      "Receivables": any indebtedness and other obligations owed to the Borrower or any relevant Subsidiary, or in which such party has a security interest or other interest, or any right of the Borrower or such Subsidiary to payment from or on behalf of an obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by the Borrower or such Subsidiary, including, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.

      "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

      "Register": as defined in Section 9.6(b).

      "Regulation U": Regulation U of the Board as in effect from time to time.

      "Reinvestment Notice": a written notice executed by a Responsible Officer stating that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to finance a Permitted Acquisition or to acquire or repair assets useful in its business (other than, except in the case of a Recovery Event relating thereto, the acquisition of inventory and other current assets in the ordinary course of business).

      "Related Security": with respect to any Receivable, (a) all of the Borrower's (or the relevant Subsidiary's) interest, in any inventory and goods (including returned or repossessed inventory and goods), and documentation or title evidencing the shipment or storage of any inventory and goods (including returned or repossessed inventory and goods), relating to any sale giving rise to such Receivable, and all insurance contracts with respect thereto; (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, together with all UCC financing statements or similar filings and security agreements describing any collateral relating thereto; (c) all guaranties, letters of credit, letter of credit rights, supporting obligations, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable; (d) all service contracts and other contracts, agreements, instruments and other writings associated with such Receivable; (e) all records related to such Receivable or any of the foregoing; (f) all of the Borrower's or relevant Subsidiary's right, title and interest in, to and under the sales agreement and related performance guaranty and the like in respect of such Receivable; and (g) all proceeds of any of the foregoing.

      "Remaining Present Value": as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined at a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

      "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

      "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

      "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer": the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer, secretary or assistant secretary of the Borrower, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or assistant treasurer of the Borrower.

      "Restatement Loan Documents": the documents delivered pursuant to Section 5(a) of the Agreement to Amend and Restate.

      "Restatement Effective Date": as defined in the Agreement to Amend and Restate.

      "Restricted Payments": as defined in Section 6.5.

      "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

      "Securitization Subsidiary": a Domestic Subsidiary of the Borrower newly created to act as the principal for the European contract manufacturing arrangement and to be responsible for managing the functions and risks of the Borrower's European operations; provided that such Domestic Subsidiary shall be subject to the limitations set forth in Section 6.18.

      "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents delivered after the Closing Date to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

      "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

      "Specified Assets": the assets described on Schedule 1.1C.

      "Standard Securitization Undertakings": representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary which are reasonably customary in a securitization or other sales (in connection with financings of) and financings of Receivables and any Related Security, including, without limitation, those relating to the servicing of assets of such securitization or financing; provided that, other than in connection with the European Financing, in no event shall Standard Securitization Undertakings include any guarantee of indebtedness incurred in connection with the such securitization or such financing (other than (i) in the case of Section 6.1(i), guarantees of obligations of participating Foreign Subsidiaries and the Securitization Subsidiary in respect thereof by other Foreign Subsidiaries and the Securitization Subsidiary and (ii) in the case of Section 6.1(h), guarantees of obligations of participating Domestic Subsidiaries in respect thereof by the participating Domestic Subsidiaries).

      "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having more than 50% of the ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Swap Agreement": (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap Agreement" and (b) any agreement with respect to any transactions (together with any related confirmations) which are subject to the terms and conditions of, or are governed by, any master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other similar master agreement.

      "Syndication Agent": as defined in the preamble hereto.

      "Term Lender": each Lender that has a Term Commitment or that holds a Term Loan; collectively, the "Term Lenders."

      "Term Loans": as defined in Section 2.1. To the extent any Incremental Term Loans are made under Section 2.17 of this Agreement, "Term Loans" shall, to the extent appropriate, include such Incremental Term Loans.

      "Term Commitment": as to any Lender, its Original Term Loan Commitment and/or its Additional Term Loan Commitment.

      "Term Percentage": as to any Term Lender at any time, the percentage which such Lender's Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

      "Termination Value": on any date in respect of any Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) if such Swap Agreement has been terminated as of such date, an amount equal to the termination value determined in accordance with such Swap Agreement and (b) if such Swap Agreement has not been terminated as of such date, an amount equal to the mark-to-market value for such Swap Agreement, which mark-to-market value shall be determined by reference to one or more mid-market or other readily available quotations provided by any recognized dealer (including any Lender or an Affiliate of any Lender) of such Swap Agreements.

      "TMD Entities": Toledo Mold & Die, Inc., any Subsidiary thereof and any Person the assets of which consist principally of the Capital Stock of Toledo Mold & Die, Inc. and created for the principal purpose of holding such Capital Stock.

      "Transferee": any Assignee or Participant.

      "2010 Notes": the 8.25% notes due 2010 issued pursuant to the Existing Indenture.

      "2014 Notes": the 7.00% notes due 2014 issued pursuant to the Existing Indenture.

      "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

      "Uncertificated Foreign Jurisdiction": the jurisdiction of organization of a Foreign Subsidiary to the extent the Capital Stock of such Foreign Subsidiary is uncertificated.

      "United States": the United States of America.

      "Utilized Secured Debt Amount": on any date, the aggregate amount of (i) Debt (as defined in the Existing Indenture) of the Borrower or any Manufacturing Subsidiary (as defined in the Existing Indenture) secured by a Mortgage (as defined in the Existing Indenture) upon any Domestic Manufacturing Property (as defined in the Existing Indenture) of the Borrower or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary as of such date and (ii) Attributable Debt (as defined in the Existing Indenture) of the Borrower and its Manufacturing Subsidiaries in respect of sale and leaseback transactions as of such date.

      "Visteon Village": as defined in Section 6.1(o).

      "Visteon Village Lease": the Master Lease dated as of October 31, 2002 between Oasis Holdings Statutory Trust, as Lessor, and the Borrower, as Lessee, as amended.

      "VIHI": Visteon International Holdings, Inc., a Delaware corporation.

      "Wholly Owned Foreign Subsidiary": any Wholly Owned Subsidiary of the Borrower which is not a Domestic Subsidiary.

      "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares or other de minimis shares held by any Person, each as required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

      "Wholly Owned Subsidiary Guarantor": any Guarantor that is a Wholly Owned Subsidiary of the Borrower.

      1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

      (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

      (c) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if either the Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

      (d) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

      2.1 Term Commitments. Subject to the terms and conditions hereof, on the Restatement Effective Date (i) each Term Lender with an outstanding Original Term Loan agrees to continue to have such Original Term Loan outstanding under this Agreement as a Term Loan and (ii) each Additional Term Lender severally agrees to make an Additional Term Loan to the Borrower in accordance with
Section 2 of the Agreement to Amend and Restate and to thereafter continue to have such Additional Term Loan outstanding under this Agreement as a "Term Loan" (the loans referred to in clauses (i) and (ii), the "Term Loans"). The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6.

      2.2 Reserved.

      2.3 Repayment of Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the aggregate unpaid principal amount of the Term Loans on the Maturity Date.

      2.4 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, on the Business Day on which such prepayment is to be made, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR

Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Notwithstanding the foregoing (a) any optional prepayment of Term Loans during the period from the Closing Date to the first anniversary of the Closing Date shall be subject to a prepayment premium of 2%, (b) any optional payment of Term Loans during the period from the first anniversary of the Closing Date through the second anniversary of the Closing Date shall be subject to a prepayment premium of 1% and (c) any optional payments of Term Loans thereafter shall not be subject to any prepayment premium; provided that any prepayment pursuant to
Section 2.5(a) shall be deemed to be an optional prepayment for purposes of this sentence. Any prepayment which is made as a result of any Default or Event of Default shall not constitute an optional prepayment for purposes of this Section
2.4. Any optional prepayment shall be subject to the terms of the Intercreditor Agreement.

      2.5 Mandatory Prepayments. (a) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 6.1, other than paragraphs (m) and (p) thereof), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.5(d); provided that the Borrower shall not be required to prepay the Term Loans pursuant to this
Section 2.5 with the Net Cash Proceeds of Indebtedness incurred in accordance with Section 6.1(m) so long as such Net Cash Proceeds are applied by the Borrower, at its option, to prepay the 2010 Notes (or, to the extent the 2010 Notes have been prepaid in full, the 2014 Notes).

      (b) Subject to Section 2.5(c) below, if on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale (other than an Asset Sale permitted under Section 6.4(m)) or Recovery Event then, unless a Reinvestment Notice or a Note Repurchase Notice, as the case may be, shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 2.5(d); provided, that, notwithstanding the foregoing, on each Asset Sale Proceeds Prepayment Date, an amount equal to the Asset Sale Proceeds Prepayment Amount with respect to the relevant Asset Sale Proceeds Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.5(d).

      (c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale permitted under Section 6.4(m), an amount equal to 50% of such Net Cash Proceeds shall be applied on the date of such Asset Sale toward the prepayment of the Term Loans as set forth in Section 2.5(d).

      (d) The application of any prepayment pursuant to Section 2.5 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.5 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Any mandatory prepayment hereunder shall be subject to the terms of the Intercreditor Agreement.

      (e) Notwithstanding anything to the contrary in Section 2.5(c) and (d) or
Section 2.11, with respect to the amount of any mandatory prepayment described in Section 2.5 (the "Prepayment Amount"), the Borrower will, in lieu of applying such amount to the prepayment of Loans as provided in paragraph (e) above, on the date specified in Section 2.5 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Lender a notice (each, a "Prepayment Option Notice") as described below (it being understood that, in the case of any prepayment pursuant to Section 2.5(a) as a result of the incurrence of Indebtedness permitted under Section 6.1(m), the Borrower may make the offer in advance of the incurrence of such Indebtedness in a manner reasonably satisfactory to the Administrative Agent to facilitate the incurrence of Indebtedness only in an amount equal to the Term Loans to be prepaid). As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above, and (ii) the Borrower shall be entitled to retain the portion of the Prepayment Amount not accepted by the relevant Lenders.

      2.6 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable (except in the event of circumstances arising under Sections 2.10 or 2.12) notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under the Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

      (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under the Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

      2.7 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

      2.8 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the Facility plus 2%, in each case, with respect to clauses
(i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

            2.9 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (a) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).

            2.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the Facility to Eurodollar Loans.

      2.11 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Additional Lenders hereunder shall be made pro rata according to the commitment percentage of each Lender as set forth in the Amend and Restate and any borrowing of Incremental Term Loans by the Borrower shall be made pro rata according to the commitment percentage of each Lender or each Incremental Lender, as the case may be, as set forth in the Incremental Term Loan Amendment.

      (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

      (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

      (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the Facility, on demand, from the Borrower. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan and the Administrative Agent shall promptly return to the Borrower any amount (including interest) paid by the Borrower to the Administrative Agent pursuant to the immediately preceding sentence, together with any interest thereon paid by such Lender for any day not covered by the Borrower's payment.

            (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, upon written demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

            2.12 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

             (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);

             (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

             (iii) shall impose on such Lender any other condition (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its written demand (together with reasonably detailed supporting documentation), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower in writing (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefore (together with reasonably detailed supporting documentation), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

      (b) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.13 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), including, but not limited to, the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

      (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver the appropriate forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

      (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

      (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

      (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.14 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (but excluding in any event loss of anticipated profit) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      2.15 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13(a).

      2.16 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.12 or 2.13(a), (b) fails to consent to any amendment to this Agreement requested by the Borrower which requires the consent of all of the Lenders and which is consented to by the Required Lenders or (c) defaults in its obligation to make Loans hereunder (a "Defaulting Lender"), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.15 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.12 or 2.13(a),
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) to the extent the Borrower is making a replacement pursuant to clause (b) above, the replacement financial institution shall consent to the requested amendment, (vi) the Borrower shall be liable to such replaced Lender (other than a Defaulting Lender) under Section 2.14 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vii) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (viii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6, (ix) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.12 or 2.13(a), as the case may be, and (x) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

      2.17 Incremental Term Loans. The Borrower may on any date on or after the Restatement Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), increase the Additional Term Loans hereunder with incremental term loans (the "Incremental Term Loans") in an amount not to exceed $200,000,000; provided that at the time of the effectiveness of any Incremental Term Loan Amendment referred to below, (a) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit to be made on such date, (b) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (c) the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower. Incremental Term Loans may be made by any existing Lender or by any other financial institution or any fund that regularly invests in bank loans selected by the Borrower (any such other financial institution or fund being called an "Incremental Lender"), provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender's or Incremental Lender's making such Incremental Term Loans if such consent would be required under Section 9.6 for an assignment of Loans to such Lender or Incremental Lender. Commitments in respect of Incremental Term Loans shall be made pursuant to an amendment (an "Incremental Term Loan Amendment") to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Incremental Term Loans, if any, each Incremental Lender, if any, and the Administrative Agent. Any Incremental Term Loans made hereunder shall be deemed "Additional Term Loans" hereunder and shall be subject to the same terms and conditions applicable to the existing Additional Term Loans. No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees. On the date of any borrowing of Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of such date (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice to the Administrative Agent (which notice must be received by the Administrative Agent in accordance with the terms of this Agreement). The deemed payments made pursuant to the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.14 if the deemed payment occurs other than on the last day of the related Interest Periods.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

      3.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2006 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses due and payable in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at March 31, 2006, assuming that the events specified in the preceding sentence had actually occurred at such date.

      (b) The audited consolidated balance sheets of the Borrower as at December 31, 2004 and December 31, 2005, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report with respect to such financial statements from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at March 31, 2006, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from March 31, 2006 to and including the Closing Date there has been no Disposition by any Group Member of any material part of its business or property.

      3.2 No Change. Since December 31, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

      3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of a Group Member which is not a Loan Party, to the extent the failure to be so organized, existing and in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19 and consents, authorizations, filings and notices obtained or made in the ordinary course of business. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except to the extent that all such violations could not reasonably be expected to have a Material Adverse Effect or as could not reasonably be expected to materially adversely affect the interests of the Agents or the Lenders and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

      3.6 Litigation. Except as described in Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

      3.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      3.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.2.

      3.9 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted and material to the business of the Group Members, taken as a whole. Except as described on Schedule 3.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property by any Group Member or the validity or effectiveness of any Intellectual Property owned or used by any Group Member that could reasonably be expected to result in a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any respect that could reasonably be expected to have a Material Adverse Effect.

      3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed (after giving effect to any extension periods) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member) except to the extent that the failure to file such tax returns or pay such taxes, fees or other charges could not reasonably be expected to have a Material Adverse Effect; no material tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted in writing, with respect to any such tax, fee or other charge.

      3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or
(b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

      3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

      3.13 ERISA. Except as set forth on Schedule 3.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan or, to the knowledge of the Borrower, with respect to any Multiemployer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as disclosed in the Borrower's Form 10-K for the year ended December 31, 2005, as of December 31, 2005, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA that could reasonably be expected to have Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made except as could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, to the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent.

      3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

      3.15 Subsidiaries. As of the Closing Date, (a) Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

      3.16 Use of Proceeds. The proceeds of the Term Loans shall be used to repay in full the loans under the Existing Five-Year Term Loan Agreement and the term loans under the Existing Second Amended and Restated Credit Agreement and for working capital and general corporate purposes.

      3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

      (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to result in liability under, any Environmental Law;

      (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

      (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to result in liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

      (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

      (e) there has been no release or to the knowledge of the Borrower threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to result in liability under Environmental Laws;

      (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

      (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

      3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document or certificate furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, and taken as a whole (or, in the case of the Confidential Information Memorandum (as supplemented through the date of this Agreement), as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements are made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being acknowledged and agreed by the Lenders that (a) such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount, (b) the financial and business projections furnished to the Administrative Agent or the Lenders are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrower and its Subsidiaries, (c) no assurances are given by any of the Borrower or its Subsidiaries that the results forecasted in the projections will be realized and
(d) the actual results may differ from the forecasted results in such projections and such differences may be material. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents or certificates furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

      3.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 3.19(a) in appropriate form are filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof (to the extent such Liens may be perfected by filing and/or possession in accordance with the applicable requirements of the Uniform Commercial Code and/or applicable Federal laws relating to trademarks, copyrights and patents), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.2 and, in the case of Pledged Stock, Permitted Encumbrances arising after the Closing Date, which do not have priority over the Lien in favor of the Administrative Agent for the benefit of the Lenders), subject to the terms of the Intercreditor Agreement.

      (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(b), each such Mortgage shall (or in the case of the Obligations incurred on the Restatement Effective Date, will upon the filing of any necessary amendments) constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage or in the case of the Obligations incurred on the Restatement Effective Date, as defined in the relevant Mortgage, as amended), in each case prior and superior in right to any other Person (other than applicable Liens permitted by Section 6.2 and listed as exceptions in the applicable title insurance policy with respect thereto), subject to the terms of the Intercreditor Agreement. Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrower, in excess of $5,000,000.

                        SECTION 4. CONDITIONS PRECEDENT

                                   [RESERVED.]

                        SECTION 5. AFFIRMATIVE COVENANTS

      The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than unasserted contingent indemnification obligations not due and payable), the Borrower shall and shall cause each of its Subsidiaries to:

      5.1 Financial Statements. Furnish to the Administrative Agent (to be made available by the Administrative Agent to each Lender):

            (a) within 90 days after the end of each fiscal year of the Borrower (or such shorter period as the U.S. Securities and Exchange Commission may specify for the filing of annual reports on Form 10-K), a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

            (b) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (or such shorter period as the U.S. Securities and Exchange Commission may specify for the filing of quarterly reports on Form 10-Q), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. Information required to be delivered pursuant to this Section 5.1 shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower's website on the Internet at http://www.visteon.com or is available via the EDGAR system of the U.S. Securities and Exchange Commission on the Internet (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 5.1 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 9.2.

      5.2 Certificates; Other Information. Furnish to the Administrative Agent (to be made available by the Administrative Agent to each Lender) or, in the case of clause (e), to the relevant Lender:

            (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) to the extent not previously disclosed to the Administrative Agent, (A) a description of any change in the jurisdiction of organization of any Loan Party, (B) an updated list of Subsidiaries of the Borrower and (C) the then applicable Excepted Secured Debt Amount and the Utilized Secured Debt Amount as of the date of delivery of such certificate;

            (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property acquired by any Loan Party (other than intellectual property rights acquired in the ordinary course of business such as rights in respect of software programs) since the date of the most recent report delivered pursuant to this clause (ii) (or, in the case of the first such report so delivered, since the Closing Date);

            (c) no later than 45 days after the end of each fiscal year of the Borrower, detailed consolidated projections for the following fiscal year prepared on a quarterly basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries, consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the "Projections"), setting forth in each case in comparative form the budget figures for the previous year, which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions believed by the management of the Borrower to be reasonable at the time made and that such Responsible Officer has no reason to believe that such Projections, taken as a whole, are incorrect or misleading in any material respect, it being acknowledged and agreed by the Agents and the Lenders that (i) such Projections as they relate to future events are not to be considered as fact and that actual results for the period or periods covered by such Projections may differ from the results set forth therein by a material amount, (ii) the Projections are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrower and its Subsidiaries and (iii) no assurances are given by the Borrower or any of its Subsidiaries that the results forecasted in the Projections will be realized and such differences may be material;

            (d) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; provided that such delivery shall be deemed to have been made upon delivery of notice to the Administrative Agent that such statements or reports are available via the EDGAR system of the U.S. Securities and Exchange Commission on the Internet; and

            (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or except as could not reasonably be expected to have a Material Adverse Effect.

            5.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its legal existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section
6.3 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.5 Maintenance of Property; Insurance. (a) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, keep all property necessary in the business of the Group Members, taken as a whole, in good working order and condition, ordinary wear and tear , casualty and condemnation excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

            5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct in all material respects entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender (coordinated through the Administrative Agent) to visit and inspect during normal business hours upon reasonable notice any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (it being understood that, unless a Default or an Event of Default has occurred and is continuing, the Borrower shall only be responsible for the reasonable costs of one such visit during each fiscal year) and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members (so long as senior management of the Borrower is notified of any such discussion and is permitted to be present) and with their independent certified public accountants (so long as the Borrower is present).

            5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting any Group Member (i) that could reasonably be expected to have a Material Adverse Effect or (ii) which relates to any Loan Document;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
      (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

            (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

            5.8 Environmental Laws. (a) Except to the extent the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Except to the extent the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            5.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 6.2(g) and (z) property acquired by any Excluded Foreign Subsidiary, Excluded Entity or the Securitization Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all commercially reasonable actions necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in such property with the priority specified in the Intercreditor Agreement.

            (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date by any Loan Party (other than (x) any such real property subject to a Lien expressly permitted by Section 6.2(g) and (z) real property acquired by any Excluded Foreign Subsidiary or an Excluded Entity), promptly (i) execute and deliver a Mortgage with the priority specified in the Intercreditor Agreement, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or an Excluded Entity) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) and with respect to any Excluded Entity (other than any of the TMD Entities) that becomes a Wholly Owned Subsidiary of any Group Member after the Closing Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary or such Wholly Owned Subsidiary that is owned by any Group Member with the priority set forth in the Intercreditor Agreement, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary or such Wholly Owned Subsidiary (other than the Securitization Subsidiary) (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary or such Wholly Owned Subsidiary with the priority specified in the Intercreditor Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary or such Wholly Owned Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), use its commercially reasonable efforts to promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary to perfect the Administrative Agent's security interest therein, and
(iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (e) With respect to any Foreign Subsidiary which is not a Wholly Owned Foreign Subsidiary and which becomes a Wholly Owned Foreign Subsidiary after the Closing Date (it being understood that the Capital Stock of such Wholly Owned Foreign Subsidiary shall be held by VIHI or a Foreign Stock Holding Company), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (f) With respect to any material Intellectual Property registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office after the Closing Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all commercially reasonable actions necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including filings with the U.S. Patent and

Trademark Office or the U.S. Copyright Office, as applicable, and any other filings required by law, in each case, as may be reasonably requested by the Administrative Agent.

            5.10 Stock of First-Tier Foreign Subsidiaries. Cause the Capital Stock of each Foreign Subsidiary directly owned by the Borrower or a Domestic Subsidiary (other than Excluded Foreign Subsidiaries) now existing or hereafter created or acquired to be held by VIHI or a Foreign Stock Holding Company at all times.

            5.11 Post-Closing Matters. (a) Within 60 days of the Restatement Effective Date (or such later date as may be agreed to by the Administrative Agent from time to time), (i) use its commercially reasonable efforts to execute and deliver to the Administrative Agent such security documents as the Administrative Agent reasonably deems necessary to grant (under the laws of the applicable Uncertificated Foreign Jurisdictions) to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (to the extent "first priority" liens are possible under the laws of such Uncertificated Foreign Jurisdiction) in the Capital Stock of Foreign Subsidiaries (other than Excluded Foreign Subsidiaries) organized under the laws of an Uncertificated Foreign Jurisdiction, (ii) take such other actions necessary to grant (under the laws of the applicable Uncertificated Foreign Jurisdiction) to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Foreign Subsidiaries, (iii) deliver to the Administrative Agent all other customary certificates and supporting documentation as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent amendments to the Mortgages referred to in Section 3.19(b) to the extent necessary to cause such Mortgaged Properties to also secure the Additional Term Loan Facility and (v) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from local counsel in such jurisdiction, reasonably satisfactory to the Administrative Agent.

                         SECTION 6. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder other than unasserted contingent indemnification obligations not due and payable), the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            6.1 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of any Loan Party (other than VIHI or any Foreign Stock Holding Company) the ABL Financing (and any replacement thereof); provided that the aggregate amount of Indebtedness outstanding under the ABL Financing shall not exceed $500,000,000 in the aggregate at any time;

            (c) unsecured Indebtedness of any Loan Party owed to any other Loan Party or to any Subsidiary which is not a Loan Party;

            (d) Indebtedness of (a) any Foreign Subsidiary owed to any other Foreign Subsidiary and (b) the Securitization Subsidiary owed to any Foreign Subsidiary or of any Foreign Subsidiary owed to the Securitization Subsidiary;

            (e) Guarantee Obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries in an aggregate amount, together with any Guarantee Obligations outstanding under Section 6.7(u), not to exceed $100,000,000 at any one time outstanding;

            (f) Indebtedness outstanding on the Closing Date and listed on
      Schedule 6.1(f) and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity of, or increasing the principal amount of all Indebtedness listed thereon);

            (g) Indebtedness of any Foreign Subsidiaries (other than Halla Climate Control and its Subsidiaries) outstanding under any of the credit facilities listed on Schedule 6.1(g) as of the Closing Date up to an aggregate amount under all such credit facilities as set forth on Schedule 6.1(g) (the "Schedule 6.1(g) Aggregate Amount") and any refinancings, refundings, renewals, reallocations or extensions thereof; provided that any new credit facility refinancing or replacing any such Indebtedness does not cause the aggregate amount available under all such credit facilities to exceed the Schedule 6.1(g) Aggregate Amount;

            (h) Indebtedness of the Borrower and its Subsidiaries under factoring programs and Permitted Receivables Financings, in each case, existing as of the Closing Date and listed on Schedule 6.1(h);

            (i) Indebtedness of Foreign Subsidiaries and the Securitization Subsidiary under the European Financing, factoring programs and Permitted Receivables Financings incurred after the Closing Date in an aggregate amount not to exceed $550,000,000 at any one time outstanding; provided that (a) the aggregate amount of such Indebtedness for Foreign Subsidiaries organized under the laws of any European country (or, in the case of Portuguese Receivables, Bermuda) and the Securitization Subsidiary shall not exceed $425,000,000, (b) the aggregate amount of such Indebtedness for all other Foreign Subsidiaries shall not exceed $200,000,000 and (c) such Indebtedness is not subject to any Guarantee Obligation or Lien issued or created by the Borrower or any of its Domestic Subsidiaries (other than the Securitization Subsidiary);

            (j) Indebtedness under letters of credit issued on behalf of Foreign Subsidiaries in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

            (k) Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed $75,000,000 at any one time outstanding;

            (l) Indebtedness of the Borrower in respect of 2010 Notes and the 2014 Notes;

            (m) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Permitted Additional Debt so long as the Net Cash Proceeds of such Permitted Additional Debt are used to prepay the 2010 Notes (or, to the extent the 2010 Notes have been prepaid in full, the 2014 Notes) or to prepay the Loans in accordance with
      Section 2.5(a);

            (n) Indebtedness of Halla Climate Control Corporation and its Subsidiaries in an amount not to exceed, when combined with all other outstanding Indebtedness of Halla Climate Control Corporation and its Subsidiaries, $350,000,000 at any one time outstanding;

            (o) Indebtedness secured by a Lien on the real property known as "Visteon Village" ("Visteon Village") on terms reasonably satisfactory to the Administrative Agent in an aggregate amount not less than 75% of the fair market value of such property at the time of the incurrence of such Indebtedness; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) 100% of the Net Cash Proceeds of such Indebtedness shall be used, subject to the Intercreditor Agreement, to prepay the Loans as set forth in Section 2.5(a);

            (p) Indebtedness incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Indebtedness does not consist of Indebtedness for borrowed money and is owed to the financial institutions providing such arrangements and such Indebtedness is extinguished in accordance with customary practices with respect thereto;

            (q) Capital Lease Obligations and purchase money Indebtedness of the Borrower or any of its Domestic Subsidiaries related to property located in the United States in an aggregate amount not to exceed $75,000,000 at any one time outstanding;

            (r) Indebtedness in respect of Swap Agreements permitted under
      Section 6.10;

            (s) Indebtedness of the Borrower consisting of (x) repurchase obligation with respect to Capital Stock of the Borrower issued to directors, consultants, managers, officers and employees of the Borrower and its Subsidiaries arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted under Section 6.5 and (y) promissory notes issued by the Borrower to directors, consultants, managers, officers and employees (or their spouses or estates) of the Borrower and its Subsidiaries to purchase or redeem Capital Stock of the Borrower issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted under Section 6.5;

            (t) Indebtedness acquired or assumed in a Permitted Acquisition consummated pursuant to Section 6.7(i); provided that such Indebtedness was not incurred in contemplation of the consummation of such Permitted Acquisition;

            (u) Indebtedness consisting of take-or-pay obligations arising out of the Outsourcing Initiative or under supply agreements entered into in the ordinary course of business consistent with past practice;

            (v) Indebtedness arising out of Permitted Acquisitions and consisting of obligations of any Group Member under provisions relating to indemnification, adjustment of purchase price with respect thereto based on changes in working capital and earn-outs based on the income generated by the assets acquired in any such Permitted Acquisition after the consummation thereof;

            (w) Indebtedness arising out of the issuance of surety, stay, customs or appeal bonds, performance bonds and performance bonds and performance and completion guarantees, in each case incurred in the ordinary course of business;

            (x) Guarantee Obligations in respect of the Indebtedness of Joint Ventures (other than Halla Climate Control Corporation and its Subsidiaries and the TMD Entities); provided that the aggregate principal amount of such Indebtedness shall not exceed $50,000,000 (or the equivalent thereof) at any one time outstanding;

            (y) Indebtedness of Joint Ventures which are Subsidiaries of the Borrower (other than Halla Climate Control Corporation and its Subsidiaries and the TMD Entities), provided that (i) the aggregate principal of such Indebtedness shall not exceed $50,000,000 (or the equivalent thereof) at any one time outstanding and (ii) such Indebtedness shall not be subject to any Lien or Guarantee Obligation granted or incurred by the Borrower or any other Subsidiary (other than a Subsidiary of such Joint Venture) except as permitted in Section 6.1(x);

            (z) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business with the providers of such insurance or their Affiliates;

            (aa) Indebtedness of the TMD Entities; provided that (i) the aggregate principal amount of such Indebtedness shall not exceed $40,000,000 (or the equivalent thereof) at any time and (ii) such Indebtedness shall not be subject to any Lien or Guarantee Obligation granted or incurred by the Borrower or any other Subsidiary (other than the TMD Entities);

            (bb) Indebtedness of Foreign Subsidiaries (other than Halla Climate Control and its Subsidiaries) not to exceed in the aggregate, at any one time outstanding, the lesser of (i) $250,000,000 and (ii) the excess (if any) of (x) the amount of Designated Foreign Assets at such time over (y) the Foreign Debt Base Amount;

            (cc) additional unsecured Indebtedness not otherwise permitted hereunder not exceeding an aggregate principal amount of $25,000,000 at any one time outstanding; and

            (dd) intercompany notes issued by a Foreign Subsidiary in connection with Permitted Restructuring Transactions so long as (i) if the Permitted Restructuring Transaction involves a transfer by a Loan Party, such intercompany note shall be pledged as Collateral pursuant to the Security Documents and (ii) such note is not issued in respect of any Indebtedness for borrowed money payable in cash.

            6.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

            (a) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, covenants, conditions, restrictions and other similar encumbrances or minor title or survey defects incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (f) Liens in existence on the Closing Date listed on Schedule 6.2(f) and any modification, replacement, renewal or extension thereof, securing Indebtedness permitted by Section 6.1(f), provided that no such Lien is spread to cover any additional property (other than the proceeds or products thereof and accessions thereto) after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

            (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.1(r) to finance the acquisition, repair, replacement, construction or improvement of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with or within 180 days of such acquisition, repair, replacement, construction or improvement of such fixed or capital assets,
      (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and the proceeds and products thereof and accessions thereto) and (iii) the amount of Indebtedness secured thereby is not increased;

            (h) Liens created pursuant to the Security Documents;

            (i) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of any Borrower or any Subsidiary or (B) secure any Indebtedness or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

            (j) Subject to the Intercreditor Agreement, Liens to secure Indebtedness permitted under Section 6.1(b);

            (k) Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries (i) permitted by Section 6.1(g); provided that the aggregate outstanding principal amount of such Indebtedness secured by such Liens shall not exceed the secured Indebtedness set forth on Schedule 6.1(g) as of the Closing Date, or (ii) permitted by Section 6.1(bb);

            (l) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Sections 6.1(j) and 6.1(k); provided that no Lien may be granted on the Collateral to secure such Indebtedness and the aggregate fair market value of the assets subject to such Liens shall not exceed 100% of the amount of any such Indebtedness so secured;

            (m) Liens on Receivables, any Related Security and the Other Securitization Assets of the Borrower and any Subsidiary to the extent that such Receivables, Related Security or Other Securitization Assets are subject to the relevant factoring programs and any Permitted Receivables Financing permitted under Section 6.1(h) and (i);

            (n) Liens on assets of Halla Climate Control Corporation and its Subsidiaries securing Indebtedness permitted by Section 6.1(n); provided that the aggregate outstanding principal amount of such Indebtedness secured by such Liens shall not exceed $350,000,000; and

            (o) Liens securing Indebtedness permitted by Section 6.1(o); provided that such Liens shall only cover Visteon Village and any proceeds and products thereof and are created in connection with the incurrence of such Indebtedness;

            (p) Liens securing judgments, decrees or attachments not constituting an Event of Default under Section 7.1(h) so long as such Liens are released or satisfied within 60 days after entry thereof (upon the issuance of an appeal bond or otherwise);

            (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

            (r) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

            (s) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date (other than Liens on the equity interests of any Person that becomes a Subsidiary) and any modifications, replacements, renewals or extensions thereof; provided that
      (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and accessions thereto), and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extension thereof) is permitted under Section 6.1;

            (t) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings) regarding leases entered into by any Borrower or any of its Subsidiaries in the ordinary course of business;

            (u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Borrower or any of its Subsidiaries in the ordinary course of business and not prohibited by this Agreement; provided that such Liens only cover the property subject to such arrangements;

            (v) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or suppliers of any Borrower or any Subsidiary in the ordinary course of business;

            (w) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

            (x) Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

            (y) security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

            (z) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance on the ordinary course of business;

            (aa) Liens on securities which are subject to repurchase agreements as contemplated in the definition of "Cash Equivalents";

            (bb) Liens on goods and the proceeds thereof and title documents relating thereto to secure drawings under letters of credit permitted under Section 6.1(j) used to finance the purchase of such goods;

            (cc) Liens on (i) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (ii) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case to secure Indebtedness permitted under Section 6.1(z);

            (dd) Liens not otherwise permitted by this Section so long as (i) the aggregate outstanding principal amount of the obligations secured thereby shall not exceed $10,000,000 at any time and (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) shall not exceed $20,000,000 at any one time outstanding;

            (ee) Liens on earnest money deposits of cash or Cash Equivalents made by the Borrower or its Subsidiaries in connection with any Permitted Acquisition; and

            (ff) Liens on assets of the Securitization Subsidiary in favor of any Foreign Subsidiary securing intercompany Indebtedness or other obligations related to the origination, servicing or collection of Receivables, Related Security or Other Securitization Assets.

            6.3 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation);

            (b) any Subsidiary of the Borrower that is not a Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Subsidiary Guarantor; provided that if one Subsidiary to such merger or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

            (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise), (ii) to a Subsidiary that is not a Subsidiary Guarantor if the Subsidiary making the Disposition is not a Subsidiary Guarantor; provided that any such Disposition by a Wholly Owned Subsidiary must be to a Wholly Owned Subsidiary, or (iii) pursuant to a Disposition permitted by Section 6.4;

            (d) any Investment expressly permitted by Section 6.7 may be structured as a merger, consolidation or amalgamation;

            (e) any Subsidiary may be dissolved or liquidated so long as any Dispositions in connection with any such liquidation or dissolution are permitted under Section 6.3(c); and

            (f) any Permitted Restructuring Transaction shall be permitted.

            6.4 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition (including the abandonment of intellectual property) of obsolete, uneconomic, negligible or worn out property in the ordinary course of business;

            (b) the sale of inventory in the ordinary course of business;

            (c) Dispositions permitted by clause (i) of Section 6.3(b);

            (d) (i) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor and (ii) sale or issuance of Capital Stock of the Borrower to any employee, director or officer under any employment or compensation plans; and

            (e) the sale by the Borrower or its Subsidiaries to Halla Climate Control Corporation of their ownership interests in Halla Climate Control (Dalian) Co. Ltd. and Visteon Automotive Systems India Private Limited;

            (f) Permitted Restructuring Transactions;

            (g) the sale or disposition of Receivables, any Related Security and any Other Securitization Assets in connection with the European Financing or Permitted Receivables Financings (and, whether pursuant to the European Financing or otherwise, the sale or disposition of Receivables, any Related Security and any Other Securitization Assets by the Securitization Subsidiary);

            (h) any sale or disposition of assets pursuant to the Outsourcing Initiative;

            (i) Dispositions of the assets of any Foreign Subsidiary which is an Immaterial Subsidiary (and with respect to which the Board of Directors of the Borrower shall have determined that a liquidation, dissolution or insolvency proceeding is in the best interests of the Borrower and its Subsidiaries) in connection with the liquidation or dissolution of such Subsidiary or in connection with any proceeding of the type described in
      Section 7.1(f) so long as the Net Cash Proceeds of such Disposition are used to pay the liabilities of such Subsidiary or are otherwise transferred to a Group Member;

            (j) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the sale by the Borrower or its Subsidiaries of the Specified Assets;

            (k) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the sale of the Capital Stock of Halla Climate Control Corporation so long as after giving effect to any such sale, the Borrower continues to hold, directly or indirectly, at least 51% of the equity interests of Halla Climate Control; provided that the Net Cash Proceeds of any such sale are applied as required by Section 2.5(b);

            (l) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Disposition of other property not otherwise expressly permitted by this Section so long as (i) the Consolidated EBITDA Disposition Percentage attributable to the assets to be

      Disposed of, together with the Consolidated EBITDA Disposition Percentage attributable to any other assets Disposed of pursuant to this Section 6.4(l) during the same fiscal year, does not exceed 15% in the aggregate and (ii) the aggregate Consolidated EBITDA Disposition Percentage of all such assets Disposed of subsequent to the Closing Date pursuant to this
      Section 6.4(l) does not exceed 25%;

            (m) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the sale of assets subsequent to the Closing Date with an aggregate fair market value not to exceed $175,000,000 (net of taxes, expenses, indebtedness, pension or OPEB liabilities paid or reserved for in connection with any such sale);

            (n) Dispositions of Cash Equivalents in the ordinary course of business in connection with the cash management activities of the Borrower and its Subsidiaries;

            (o) Dispositions of accounts receivable in connection with compromise, write down or collection thereof in the ordinary course of business and consistent with past practice;

            (p) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;

            (q) transfer of property subject to a Recovery Event (i) upon receipt of Net Cash Proceeds of such Recovery Event or (ii) to a Governmental Authority as a result of condemnation;

            (r) Dispositions of Capital Stock to qualify directors where required by applicable Requirements of Law or to satisfy other requirements of applicable Requirements of Law with respect to the ownership of Capital Stock of Foreign Subsidiaries;

            (s) Dispositions of Acquired Non-Core Assets;

            (t) Dispositions of the Capital Stock of any Joint Venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such Joint Venture; and

            (u) Dispositions of assets to effect Investments permitted under
      Section 6.7.

            6.5 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

            (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

            (b) any Subsidiary may make Restricted Payments pro rata to the holders of the equity of such Subsidiaries entitled to receive the same;

            (c) the Borrower may make Restricted Payments in an aggregate amount not to exceed $25,000,000 in the aggregate subsequent to the Closing Date;

            (d) the Borrower may settle for cash the warrants issued to Ford pursuant to the Ford Documentation with (i) the net cash proceeds of a substantially concurrent issuance of common stock by the Borrower and (ii) at any time after the date which is the twelve month anniversary of the closing of the Ford Transactions (other than the ongoing performance obligations contemplated by the Ford Documentation), cash held by the Borrower in an amount not to exceed $100,000,000 in the aggregate;

            (e) the Borrower may make Restricted Payments in connection with the share repurchases required by the director and employee compensation programs as described on Schedule 6.5(e); and

            (f) cash payments by the Borrower in lieu of the issuance of fractional shares upon the exercise of options in the ordinary course of business.

            6.6 Capital Expenditures. (a) Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $500,000,000 during fiscal year 2006, $475,000,000 during fiscal year 2007, $425,000,000 during fiscal year 2008 and $450,000,000 during each fiscal year thereafter; provided, that (i) up to 100% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above. Notwithstanding anything to the contrary with respect to any fiscal year of the Borrower during which a Permitted Acquisition is consummated and for each fiscal year subsequent thereto, the amount of Capital Expenditures permitted under the preceding sentence applicable to each fiscal year shall be increased by an amount equal to the quotient obtained by dividing (A) the amount of such Capital Expenditures (determined in accordance with GAAP) made by the acquired entity or business for the thirty-six month period immediately preceding the consummation of such Permitted Acquisition, by (B) three (such amount, the "Acquired Permitted Capital Expenditure Amount"); provided that, with respect to the fiscal year during which any such Permitted Acquisition occurs, the amount of Capital Expenditures permitted under the first sentence of this Section 6.6 with respect to such fiscal year shall be increased by an amount equal to the product of (x) the Acquired Permitted Capital Expenditure Amount and (y) a fraction, the numerator of which is the number of days remaining in such fiscal year and the denominator of which is 365 or 366, if applicable.

            (b) Notwithstanding anything to the contrary contained in Section 6.6(a) above, for any fiscal year beginning with fiscal year 2008, the amount of Capital Expenditures that would otherwise be permitted in such fiscal year pursuant to this Section 6.6 (including as a result of the amount that is carried forward pursuant to clause (i) of Section 6.6(a)) may be increased by
(i) an amount equal to 50% of Adjusted EBITDA (it being understood that (x) the calculation of the amount of Capital Expenditures permitted pursuant to this clause (i) shall be made at the time the relevant Capital Expenditure is made and include a deduction for any other Capital Expenditures made in reliance on this clause (i), but no Default shall occur solely as a result of a decrease in Adjusted EBITDA after the consummation of any such Capital Expenditure and (y) if Adjusted EBITDA is negative, no adjustment shall be made under this clause
(i)) less an amount equal to any Investments made by the Loan Parties pursuant to Section 6.7(i)(v) and (ii) an amount not to exceed $100,000,000 (the "CapEx Pull-Forward Amount"); provided that the CapEx Pull-Forward Amount shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that would otherwise have been permitted in the immediately succeeding fiscal year.

            6.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

            (a) extensions trade credit granted in the ordinary course of business;

            (b) investments in Cash Equivalents in the ordinary course of business in connection with the cash management activities of the Borrower and its Subsidiaries;

            (c) Guarantee Obligations permitted by Section 6.1;

            (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

            (e) so long as no Default or Event of Default would result therefrom, intercompany Investments among the Loan Parties;

            (f) so long as no Default or Event of Default would result therefrom, intercompany Investments by Subsidiaries which are not Loan Parties in Loan Parties and intercompany Investments by Subsidiaries which are not Loan Parties in other Subsidiaries which are not Loan Parties;

            (g) intercompany Investments among Foreign Subsidiaries and between the Securitization Subsidiary and Foreign Subsidiaries;

            (h) intercompany loans from Loan Parties to Subsidiaries which are not Loan Parties in an aggregate outstanding amount not to exceed the sum (such sum, the "Non-Loan Party Intercompany Debt Basket") of (i) $100,000,000, (ii) intercompany loans or cash dividends from Subsidiaries which are not Loan Parties received by Loan Parties after the Closing Date and repayment in cash by Subsidiaries which are not Loan Parties of intercompany loans owing to any Loan Party (it being understood that such intercompany loans may not be repaid or prepaid to the extent that such prepayment would cause the Investment Basket to be a negative amount) and
      (iii) 50% of the Net Cash Proceeds received by any Loan Party from any asset sale permitted under Section 6.4(e); provided that the Non-Loan Party Intercompany Debt Basket shall be reduced by an amount equal to any Investments made pursuant to the Investment Basket in excess of the amount permitted pursuant to clause (i) of the definition of Investment Basket;

            (i) Investments in an aggregate outstanding amount (including assumed Indebtedness) not to exceed the sum (such sum, the "Investment Basket") of (i) $400,000,000 in the aggregate, (ii) intercompany loans or cash dividends from non-Loan Parties received by Loan Parties after the Closing Date and repayment in cash by non-Loan Parties of intercompany loans owing to any Loan Party (it being understood that such intercompany loans may not be repaid or prepaid to the extent that such prepayment would cause the Investment Basket to be a negative amount), (iii) 50% of the Net Cash Proceeds received by any Loan Party from any asset sale permitted under Section 6.4(e) and (iv) an amount equal to 50% of Adjusted EBITDA (it being understood that (x) the calculation of the amount of Investments permitted pursuant to this clause (iv) shall be made at the time the relevant Investment is made and include a deduction for any other outstanding Investments made in reliance on this clause (iv), but no Default shall occur solely as a result of a decrease in Adjusted EBITDA after the consummation of any such Investment and

      (y) if Adjusted EBITDA is negative, no adjustment shall be made under this clause (iv)) less an amount equal to any Capital Expenditures made by the Loan Parties pursuant to Section 6.6(b)(i); provided that the Investment Basket shall be reduced by an amount equal to any intercompany loans made by the Loan Parties pursuant to the Non-Loan Party Intercompany Debt Basket in excess of the amount permitted pursuant to the definition of Non-Loan Party Intercompany Debt Basket in excess of $100,000,000;

            (j) Investments resulting from (i) the write-off of intercompany loans in connection with the liquidation of any Subsidiary permitted under
      Section 6.3(c) and 6.4(i) and (ii) the forgiveness of intercompany loans existing as of the Closing Date made by the Loan Parties to the UK Subsidiaries to the extent the Borrower reasonably determines in its good faith business judgment that the forgiveness of such intercompany loans is necessary to maximize the value of such Investments to the Borrower and its Subsidiaries;

            (k) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Asset Sale Proceeds Deferred Amount;

            (l) the acquisition by the Borrower of the equity interests of Oasis Holdings Statutory Trust, the lessor under the Visteon Village Lease, pursuant to the terms of the declaration of trust governing such trust and the Visteon Village Lease;

            (m) the acquisition of (i) additional Capital Stock (other than newly issued shares of Capital Stock) of Halla Climate Control Corporation and (ii) additional Capital Stock (other than newly issued shares of Capital Stock) of Toledo Mold & Die, Inc.; provided that the aggregate consideration for acquisitions made pursuant to clause (ii) after the Closing Date shall not exceed $35,000,000;

            (n) the acquisition of additional Capital Stock of Joint Ventures (other than Halla Climate Control Corporation) pursuant to terms reasonably satisfactory to the Administrative Agent in an amount not to exceed $100,000,000 in the aggregate after the Closing Date;

            (o) Investments existing as of the Restatement Effective Date as set forth on Schedule 6.7(o) and any modification, replacement, renewal or extension thereof provided that the original amount of such Investments are not increased except as otherwise permitted by this Section 6.7;

            (p) Permitted Acquisitions;

            (q) Investments resulting from entering into Swap Agreements permitted by Section 6.10;

            (r) Investments in the ordinary course of business consisting of endorsements of instruments for collection or deposit;

            (s) Investments received in connection with the bankruptcy or reorganization of any Person or in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

            (t) advances of payroll payments to employees in the ordinary course of business;

            (u) Guarantees by any Borrower or any Subsidiary of leases, contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; provided that the aggregate amount of the Guarantee Obligations in respect thereof, together with any outstanding Guarantee Obligations outstanding under
      Section 6.1(e), shall not exceed $100,000,000 at any time;

            (v) Investments arising out of the receipt by the Borrower or any of its Subsidiaries of promissory notes and non-cash consideration for the Disposition of assets permitted under Section 6.4(a), 6.4(j), 6.4(l) and 6.4(m), provided that (i) the aggregate amount of such Investments shall not exceed $100,000,000 at any time and (ii) the non-cash consideration for any such Disposition shall not exceed 20% of the total consideration therefor;

            (w) Investments the consideration for which consists of the issuance of newly issued shares of the Borrower;

            (x) Capital Expenditures permitted under Section 6.6;

            (y) Guarantee Obligations permitted under 6.1(x);

            (z) Investments consisting of the retained interest (including, without limitation, subordinated Indebtedness) of sellers of Receivables in connection with the European Financing or any Permitted Receivables Financing;

            (aa) intercompany Investments made pursuant to a Permitted Restructuring Transaction to the extent permitted under 6.1(dd); and

            (bb) (i) Investments received in connection with the sale, transfer or other disposition of Receivables, any Related Security and any Other Securitization Assets by the Securitization Subsidiary and (ii) the purchase or other acquisition by, or transfer to the Securitization Subsidiary of Receivables, any Related Security and any Other Securitization Assets, in each case in connection with the origination, servicing or collection of such Receivables, Related Security or Other Securitization Assets.

            6.8 Optional Payments and Modifications of Certain Debt Instruments; Modifications of Organizational Documents. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the notes issued under the Existing Indenture or any Permitted Additional Debt (other than (i) repurchases and redemptions of the 2010 Notes after the Closing Date in an aggregate principal amount up to $200,000,000, (ii) the repurchase or redemption of up to $100,000,000 after the Closing Date in aggregate principal amount of the 2010 Notes (or, after the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes) following the delivery of a Note Repurchase Notice with the Net Cash Proceeds of the Asset Sales described in such Note Repurchase Notice, (iii) repurchases of the 2010 Notes after the Closing Date (and, to the extent the offer required pursuant to Section 2.5(e) in respect of the prepayment required under Section 2.5(c) shall have been made and such offer shall have been declined, the 2010 Notes or the 2014 Notes up to the amount of the prepayment so declined) with the Net Cash Proceeds of an Asset Sale permitted under Section 6.4(m) (less any amount used to prepay the Loans pursuant to Section 2.5(c)), (iv) repurchases and redemptions of the 2010 Notes after the Closing Date (or, after the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes) with the Net Cash Proceeds of Permitted Additional Debt in accordance with Section 6.1(m), (v) if the Consolidated Leverage Ratio is less than 2.0 to 1.0, prepayments, repurchases or redemptions of the 2010 Notes after the Closing Date (or, after the 2010 have been repurchased or redeemed in full, the 2014

Notes) in an amount not to exceed $200,000,000 in the aggregate and (vi) repurchases or redemptions of the 2014 Notes after the Closing Date in an aggregate principal amount not to exceed $35,000,000); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Indenture, the notes issued thereunder or documentation governing any Permitted Additional Debt (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee other than customary consent fees reasonably acceptable to the Administrative Agent); or (c) amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation (or equivalent thereof) or by-laws or limited liability company agreement (or equivalent thereof) of the Borrower or any of its Subsidiaries.

            6.9 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

            6.10 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (and not for speculative purposes) of the Borrower or any Subsidiary (other than those in respect of Capital Stock), including, but not limited to, foreign exchange rate and commodity hedges and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

            6.11 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

            6.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) applicable law, (b) this Agreement and the other Loan Documents, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) the documentation governing the ABL Financing (which shall not contain any restriction covered by this Section which is materially more restrictive than this Agreement), (d) the documentation governing the European Financing (with any restrictions to apply only to the Securitization Subsidiary and the Foreign Subsidiaries which participate in the European Financing), (e) the Existing Indenture, (f) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted pursuant to this Agreement so long as such prohibitions or limitations are only with respect to the properties and revenues of such Foreign Subsidiary or any Wholly Owned Subsidiary of such Foreign Subsidiary, (g) any arrangement or agreement arising in connection with a Disposition permitted under this Agreement so long as such restrictions apply only to the asset to be Disposed of pending completion of such Disposition, (h) any agreement with respect to the Indebtedness of any Person existing at the time such Person becomes a Subsidiary after the Closing Date so long as such prohibitions or limitations are only with respect to the properties and revenues of such Subsidiary, (i) customary restrictions in leases, subleases, licenses and sublicenses, (j) restrictions applicable to Joint Ventures pursuant to the joint venture agreements and (k) restrictions applicable to the TMD Entities under their organizational documents.

            6.13 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,
(iii) such encumbrances or restrictions required by applicable law, (iv) such encumbrances or restrictions consisting of customary non-assignment provisions in leases, subleases, licenses and sublicenses governing leasehold interests, licenses or sublicenses to the extent such provisions restrict the transfer of the lease, subleases, license, sublicenses or the property leased, subleased, licensed or sublicensed thereunder, (v) such encumbrances or restrictions with respect to Indebtedness of a Foreign Subsidiary permitted pursuant to this Agreement and which encumbrances or restrictions are customary in agreements of such type or are of the type existing under the agreements listed on Schedule
6.13 and which shall only apply to such Foreign Subsidiary subject thereto and such Foreign Subsidiary's Wholly Owned Subsidiaries, (vi) restrictions under the ABL Financing (which restrictions covered by this Section shall not be materially more restrictive than this Agreement) or the European Financing (which restrictions shall only apply to the Securitization Subsidiary and the Foreign Subsidiaries which participate in the European Financing), (vii) restrictions under joint venture agreements or other similar agreements entered into in the ordinary course of business in connection with Joint Ventures,
(viii) restrictions on any Person existing at the time such Person becomes a Subsidiary after the Closing Date so long as such prohibitions or limitations are only with respect to such Subsidiary, and (ix) restrictions applicable to the TMD Entities under their organizational documents.

            6.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonable extensions thereof or reasonably related, supportive, complementary or ancillary thereto.

            6.15 Business of VIHI and Foreign Stock Holding Companies. Permit VIHI or any other Foreign Stock Holding Company to (a) engage at any time in any business or business activity other than (i) ownership and acquisition of Capital Stock in Halla Climate Control Corporation and other Foreign Subsidiaries and Investments permitted by Section 6.7(aa), (ii) performance of its obligations under and in connection with the Loan Documents, (iii) actions required to maintain its existence and (iv) activities incidental to its maintenance and continuance and to the foregoing activities; (b) incur any Indebtedness (other than Indebtedness permitted by Section 6.1(dd)); or (c) sell, dispose of, grant a Lien on or otherwise transfer the Capital Stock of Halla Climate Control Corporation or any other Foreign Subsidiary except as permitted by Section 6.4.

            6.16 Indebtedness Under CNTA Exception. Notwithstanding anything to the contrary herein, incur any Indebtedness (other than the Obligations of the Loan Parties pursuant to the Loan Documents and Indebtedness outstanding under
Section 6.1(b)) which constitutes Debt (as defined in the Existing Indenture) or incur obligations under Sale-Leaseback Transactions (other than Sale-Leaseback Transactions permitted under Section 6.10) which constitute "Attributable Debt" as defined in the Existing Indenture, that, in either case, qualifies for the CNTA Exception.

            6.17 Liabilities of Oasis Holdings Statutory Trust. Consent to (a) the incurrence by Oasis Holdings Statutory Trust of any Indebtedness or other liabilities, (b) the Disposition by Oasis Holdings Statutory Trust of Visteon Village or (c) the grant of any Lien on Visteon Village by Oasis Holdings Statutory Trust.

            6.18 Business of Securitization Subsidiary. Permit the Securitization Subsidiary to (a) engage at any time in any business or business activity other than (i) to the extent it is a party to the European Financing, the performance of its obligations under and in connection with the underlying documents for the European Financing, (ii) the origination, collection and servicing of Receivables and activities necessary, related or incidental thereto, (iii) engaging in management functions, including, without limitation, managing contract manufacturing arrangements with respect to the Borrower's European business (iv) actions required to maintain its existence and (v) activities incidental to its maintenance and continuance and to the foregoing activities; or (b) incur any Indebtedness or sell, dispose of, grant a Lien on or otherwise transfer any of its assets except as permitted hereunder.

                          SECTION 7. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Borrower only), Section 5.7(a) or Section 6 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; provided that (x) no Default or Event of Default shall occur under Section 6 of this Agreement with respect to the monetary limitations set forth therein expressed in United States dollars solely as a result of changes in currency exchange rates subsequent to the date of the taking of the actions permitted therein and (y) compliance with such monetary limitations with respect to actions taken in currencies other than United States dollars shall be determined on the date of such action based on the equivalent U.S. Dollar amount thereof and of all other actions taken prior to such date which are also subject to such limitation; or

            (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

            (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (including any event of termination (or any event which prevents any further sales) under the European Financing or any Permitted Receivables Financing) shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any event of termination under the European Financing) to cause such agreement and any facilities under such agreement to terminate; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; provided, further, that this Section 7(e) shall not apply to intercompany Indebtedness of an Immaterial Subsidiary; or

            (f) (i) any Material Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Material Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Material Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty days; or (iii) there shall be commenced against any Material Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60)days from the entry thereof; or
      (iv) any Material Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Material Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) any Group Member or any

      Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

            (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty days from the entry thereof; or

            (i) any of the Security Documents or the Intercreditor Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party, or in the case of the Intercreditor Agreement, any party to the Intercreditor Agreement, shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than as a result of any action or inaction on the part of the Administrative Agent or the Lenders); or

            (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

            (k) a Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 8. THE AGENTS

            8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            8.8 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            8.10 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                            SECTION 9. MISCELLANEOUS

            9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. Except as provided in Section 2.17, the Required Lenders (other than Defaulting Lenders) and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders (other than Defaulting Lenders), the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except
(x) a waiver of any Default or Event of Default shall not be deemed to be a reduction in the rate of interest or any fee and (y) in connection with the waiver of applicability of any post-default increase in interest rates) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, subject to the terms of the Intercreditor Agreement, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

            9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

    Borrower:                  One Village Center
                               Van Buren Township, Michigan 48111
                               Attention:  Treasurer
                               Telecopy:  734-736-5563
                               Telephone: 734-710-5780

    with a copy to             Kirkland & Ellis LLP
                               200 East Randolph Drive
                               Chicago, Illinois 60601
                               Attention: Linda K. Myers PC
                               Telecopy: 312-861-2200
                               Telephone: 312-861-2000

    Administrative Agent:      270 Park Avenue
                               New York, New York 10017
                               Attention:  Robert Kellas
                               Telecopy: 212-270-5100
                               Telephone:  212-270-3560

    with a copy to:            Loan and Agency Services
                               1111 Fannin Street, 10th Floor
                               Houston, Texas 77002
                               Attention: Ms. Alice Telles
                               Telecopy: 713-750-2666
                               Telephone: 713-750-7941

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2 and 2.6 shall not be effective until received.

            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent;

provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable documented fees and disbursements of one counsel to the Administrative Agent (and such other local and foreign local counsel as shall be reasonably required by the Administrative Agent) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and out-of-pocket disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, Affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and reasonable documented out-of-pocket expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any

Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (i) have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (ii) have resulted from the breach by such Indemnitee in respect of such Indemnitee's obligations under the Facility or (iii) have arisen from a dispute solely between Lenders and not involving the Administrative Agent in its capacity as such or the Borrower; provided further that such reimbursement obligations shall be limited to one counsel for the Administrative Agent and one counsel for the Lenders (and, to the extent necessary as determined by the Administrative Agent, one or more local counsel) unless there is a conflict of interest with respect to a particular Indemnitee, in which case such Indemnitee shall be reimbursed for its own counsel. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. If any suit, action, proceeding, claim or demand shall be brought or asserted against any Indemnitee (other than the Agents) with respect to the matters covered by the Borrower's indemnification in this Agreement, (i) such Indemnitee shall promptly notify the Borrower thereof and (ii) to the extent not precluded by a conflict of interest or other duties binding on it, such Indemnitee shall work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment, which cooperation shall include (A) the use of a single counsel selected by such Indemnitee and reasonably acceptable to the Borrower (so long as such Indemnitee, in its reasonable judgment, does not believe that the use of a single counsel is not reasonably practicable or, based on the advice of counsel, disadvantageous from a legal perspective and (B) regular consultation with the Borrower (and, to the extent a single counsel is not used, its counsel) upon the reasonable request of the Borrower with regard to the management of any litigation and the negotiation of any potential settlement, in order to afford the Borrower (and, to the extent a single counsel is not used, its counsel) reasonable opportunities to participate in the consideration of material decisions with respect thereto. All amounts due under this Section 9.5 shall be payable not later than 30 days after written demand therefor (together with reasonably detailed supporting documentation). Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to Brian Casey, Treasurer (Telephone No. 734-710-5780) (Telecopy No. 734-736-5563), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder. Notwithstanding the foregoing, any indemnification provided under this Section 9.5 shall be without duplication of any amounts under Section 2.13 or otherwise.

            9.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

            (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

            (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under
      Section 7(a) or (f) has occurred and is continuing, any other Person; and

            (B) the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

            (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

            (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Borrower shall acknowledge such Assignment and Assumption to the extent required under
      Section 9.6(b)(i)(A); and

            (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities law.

            For the purposes of this Section 9.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to
Section 9.7(a) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.13 unless such Participant complies with Section 2.13(d) and (e).

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

            (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

            (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the

Administrative Agent and without regard to the limitations set forth in Section 9.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

            9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under the Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be (other than amounts held in payroll, trust and tax accounts). Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or a PDF by electronic mail shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            9.12 Submission To Jurisdiction; Waivers. The parties hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            9.13 Acknowledgements. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

            9.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document but subject to the Intercreditor Agreement, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

            (b) Subject to the Intercreditor Agreement, at such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Swap Agreements) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

            9.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates involved with this financing (it being understood that the Administrative Agent, such Lender or such Affiliate, as the case may be, shall be responsible for the compliance with the provisions hereof by their respective officers, directors, employees and agents), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law (it being understood that, to the extent permitted, the Administrative Agent or such Lender shall give prompt notice to the Borrower of such disclosure), (f) if requested or required to do so in connection with any litigation or similar proceeding (it being understood that, to the extent permitted, the Administrative Agent or such Lender shall give prompt notice to the Borrower of such disclosure), (g) that has been publicly disclosed other than as a result of a breach by the Administrative Agent or such Lender, as the case may be, of this Section 9.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) if reasonably required in order to exercise any remedy hereunder or under any other Loan Document.

            Each Lender acknowledges that information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

            All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

            9.16 Intercreditor Agreement. Each Lender acknowledges that it has received and reviewed a copy of the Intercreditor Agreement and has agreed to the terms thereof. Each Lender hereby authorizes and directs JPMorgan Chase Bank, N.A. (in its capacity as Administrative Agent) to enter into the Intercreditor Agreement on behalf of the Lender.

            The terms of this Agreement, any lien and security interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement, as amended from time to time. In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement.

            9.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            9.18 Effect of Amendment and Restatement of Existing Credit Agreement. On the Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Restatement Effective Date and (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   VISTEON CORPORATION

                                   By: /s/ Brian P. Casey
                                       -----------------------------------------
                                     Name: Brian P. Casey
                                     Title: Vice President and Treasurer

                                   JPMORGAN CHASE BANK, N.A., as Administrative
                                   Agent and as a Lender

                                   By: /s/ Robert P. Kellas
                                       -----------------------------------------
                                     Name: Robert P. Kellas
                                     Title: Executive Director

                                   CITICORP USA, INC., as Syndication Agent and as a Lender

                                   By: /s/ Jeffrey Nitz
                                       -----------------------------------------
                                     Name: Jeffrey Nitz
                                     Title: Director